As filed with the Securities and Exchange Commission on November 12, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TransAct Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1456680 (I.R.S. Employer Identification No.)

One Hamden Center, 2319 Whitney Avenue, Suite 3B

Hamden, CT 06518

(203) 859-6800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven A. DeMartino

President, Chief Financial Officer, Treasurer and Secretary

TransAct Technologies Incorporated

One Hamden Center, 2319 Whitney Avenue, Suite 3B

Hamden, CT 06518

(203) 859-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Scott W. Goodman

Gretchen Blauvelt-Marquez

Day Pitney LLP

605 Third Avenue
31st Floor
New York, NY 10158
(212) 297-2436

Approximate date of commencement of proposed sale of securities to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

____________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Debt Securities
Warrants or Other Rights
Total	$50,000,000.00	$4,635.00

(1)	There are being registered hereunder an indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities and (d) warrants or other rights of TransAct Technologies Incorporated, which securities may be offered and sold in such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate public offering price for all securities not to exceed $50,000,000.00 after the date hereof. Such amount represents the offering price of any shares of common stock, the initial liquidation preference of any preferred stock issued at a price equal to initial liquidation preference, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount or liquidation preference of any debt securities or preferred stock issued with original issue discount, the issue price of any warrants or other rights, and the exercise price of any securities issuable upon the exercise of warrants or other rights. This registration statement also registers such presently indeterminate number of securities as may be issuable from time to time (x) upon conversion or upon exercise of, or in exchange for, any convertible or exchangeable securities registered hereunder or (y) pursuant to the anti-dilution provisions of any such securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder shall be deemed to include additional securities to be offered to prevent dilution resulting from stock splits, stock dividends or similar transactions. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance or sale by the registrant of the securities registered hereunder. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2021

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants or Other Rights

TransAct Technologies Incorporated (“TransAct,” the “Company,” “we” “us” or “our”) may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus the following securities:

•	shares of our common stock, par value $.01 per share (“TransAct common stock”);

•	shares of our preferred stock, par value $.01 per share (“TransAct preferred stock”);

•	debt securities; and

•	warrants to purchase, or other rights exercisable for, shares of TransAct common stock or TransAct preferred stock or debt securities.

We refer to TransAct common stock, TransAct preferred stock, debt securities and warrants or other rights, collectively, as the “securities” in this prospectus. We may offer, issue and sell the securities at an aggregate public offering price that will not exceed $50,000,000.

When we decide to sell the securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering.

You should carefully read this prospectus and the applicable prospectus supplement before you make your investment decision.

TransAct common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “TACT.”

We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

Investing in the securities involves risks that are described in the “Risk Factors” section on page 2 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2021.

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ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Incorporation of Documents by Reference” for information on us and our business.

This prospectus is part of a registration statement on Form S-3 that TransAct has filed with the SEC using a “shelf” registration process. Under this process, we may offer and sell from time to time, any of the following, in one or more series:

•	TransAct common stock;

•	TransAct preferred stock;

•	debt securities; and

•	warrants to purchase, or other rights exercisable for, shares of TransAct common stock or TransAct preferred stock or debt securities.

We may offer, issue and sell the securities at an aggregate public offering price of up to $50,000,000 (or the equivalent in foreign currencies).

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. The prospectus supplement may also contain information about certain U.S. federal income tax consequences of an investment in the securities covered by the prospectus supplement.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we and our agents reserve the sole right to accept and to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

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FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus may include “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “plan” or “continue” or the negative thereof or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements.

Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following:

•	the adverse effects of the COVID-19 pandemic, related vaccination rates and the emergence of virus variants on our business, operations, financial condition, results of operations and capital resources, including as a result of supply chain disruptions, shutdowns and/or operational restrictions imposed on our customers, an inability of our customers to make payments on time or at all, diversion of management attention, necessary modifications to our business practices and operations, cost cutting measures we have made and may continue to make, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all;

•	our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition;

•	our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products;

•	our ability to successfully transition our business into the food service technology market;

•	our ability to fully remediate a previously disclosed material weakness in our internal control over financial reporting;

•	risks associated with potential future acquisitions;

•	general economic conditions;

•	our dependence on contract manufacturers for the assembly of a large portion of our products in Asia;

•	our dependence on significant suppliers;

•	our ability to recruit and retain quality employees as the Company grows;

•	our dependence on third parties for sales outside the United States;

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•	marketplace acceptance of new products;

•	risks associated with foreign operations;

•	the availability of third-party components at reasonable prices;

•	price wars or other significant pricing pressures affecting the Company’s products in the United States or abroad;

•	increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs;

•	our ability to protect intellectual property;

•	the effect of the United Kingdom’s withdrawal from the European Union; and

•	other risk factors detailed from time to time in our reports filed with SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 12, 2021 (our “2020 Form 10-K”), which is incorporated herein by reference, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as applicable.

We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by law.

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TRADEMARKS, SERVICE MARKS and TRADE NAMES

Trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. The trademarks we own include TransAct®, BOHA!™, AccuDate™, Epic, EPICENTRAL®, Ithaca® and Printrex®. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks, trade names and copyrights.

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PROSPECTUS SUMMARY

The following summary highlights only selected information contained elsewhere in this prospectus and may not contain all the information that may be important to you. Accordingly, you are encouraged to read this prospectus and any applicable prospectus supplement, including each of the documents incorporated by reference herein and therein, carefully and in their entirety. See the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” Unless the context requires otherwise, the words “TransAct,” the “Company,” “we,” “us,” and “our” refer to TransAct Technologies Incorporated and its consolidated subsidiaries.

About TransAct

TransAct is a global leader in developing and selling software-driven technology and printing solutions for high growth markets including food service technology, point of sale automation, casino and gaming, and oil and gas.  Our world-class products are designed from the ground up based on market and customer requirements and are sold under the BOHA!™, AccuDate™, Epic, EPICENTRAL®, Ithaca®, and Printrex® brand names. During 2019, we launched a new line of products for the food service technology market, the BOHA! branded suite of cloud-based applications and companion hardware solutions. The BOHA! software and hardware products help restaurants, convenience stores and food service operators of all sizes automate the food production in the back-of-house operations. Known and respected worldwide for innovative designs and real-world service reliability, our thermal and inkjet printers and terminals generate top-quality labels, coupons and transaction records such as receipts, tickets and other documents, as well as printed logging and plotting of data. We sell our technology to original equipment manufacturers (OEMs), value-added resellers, and select distributors, as well as directly to end-users. Our product distribution spans across the Americas, Europe, the Middle East, Africa, Asia, Australia, New Zealand, Latin America, the Caribbean Islands and the South Pacific. We also offer world-class service, support, labels, spare parts, accessories and printing supplies to our growing worldwide base of products currently in use by our customers. Through our TransAct Services Group, we provide a complete range of supplies and consumables used in the printing and scanning activities of customers in the restaurant and hospitality, banking, retail, casino and gaming, government and oil and gas exploration markets. Through our webstore, www.transactsupplies.com, and our direct selling team, we address the demand for these products.

Our principal executive office is located at One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, Connecticut 06518, with a telephone number of (203) 859-6800. Our website address is www.transact-tech.com. Information contained on our website is not a part of this prospectus. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

Shares of TransAct common stock, par value $.01 per share, are publicly traded under the symbol “TACT” on Nasdaq.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus supplement, under “Risk Factors” under Item 1A of Part I of our 2020 Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all of the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before making an investment decision. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. For more information, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer the securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include capital expenditures, investments, funding potential acquisitions, repayment of debt and general working capital. Pending the application of the net proceeds from the sale of securities, except to the extent otherwise provided in the applicable prospectus supplement, we expect to invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. Additional information on the use of net proceeds from the sale of the securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering of securities.

DESCRIPTION OF CAPITAL STOCK

The following description of the capital stock of the Company includes a summary of some of the detailed provisions of our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Amended and Restated By-Laws (the “By-Laws”). These statements do not purport to be complete or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of our Certificate of Incorporation and By-Laws. We encourage you to read our Certificate of Incorporation and By-Laws for a more complete description.

General

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, $.01 per share, of which 200,000 shares have been designated as Series A Preferred Stock and 8,000 shares have been designated as Series B Preferred Stock. No shares of Series A Preferred Stock have been issued or are outstanding. 4,000 shares of Series B Preferred Stock were issued, but no such shares remain outstanding. The Company has no present intention to issue shares of Series A Preferred Stock or Series B Preferred Stock.

Common Stock

Voting Rights

Stockholders are entitled to one vote for each share of TransAct common stock held of record on all matters on which stockholders are entitled or permitted to vote. The TransAct common stock does not have cumulative voting rights in the election of directors. As a result, holders of a majority of the shares of TransAct common stock voting for the election of directors can elect all the directors standing for election.

Dividend Rights

Subject to preferences that may be applicable to any outstanding shares of TransAct preferred stock designated by our Board of Directors (the “Board”) from time to time, holders of TransAct common stock are entitled to receive dividends out of legally available funds when and if declared from time to time by the Board.

The payment of any dividends would be within the discretion of the Board at such time. It is the present intention of the Board to retain all earnings, if any, for use in the business operations and, accordingly, the Board is not currently contemplating and does not anticipate declaring any dividends in the foreseeable future.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, the holders of TransAct common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to preferences applicable to shares of TransAct preferred stock, if any, then outstanding.

No Preemptive or Similar Rights

The TransAct common stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions in our Certificate of Incorporation.

Fully Paid

The outstanding shares of our common stock are fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

Listing

Our common stock is traded on Nasdaq under the trading symbol “TACT.”

Preferred Stock

Our Certificate of Incorporation authorizes our Board to issue shares of TransAct preferred stock from time to time. Our Board may fix and determine the designation, relative rights, preferences and limitations of such shares of TransAct preferred stock, including, to the extent applicable: (i) dividend rights; (ii) terms of conversion; (iii) sinking fund provisions; (iv) redemption provisions, including any restriction on repurchase or redemption while there is any arrearage in the payment of dividends or sinking fund installments; (v) voting rights; (vi) liquidation rights; and (vii) preemption rights.

The Board is able to, without stockholder approval, issue TransAct preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our TransAct common stock and could have anti-takeover effects. The ability of the Board to issue TransAct preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management.

Classified Board of Directors

Our Certificate of Incorporation provides for our Board to be divided into three classes, with each class serving a staggered three year term. The classified board structure could have the effect of making the removal of incumbent directors more time consuming and difficult, and, therefore may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders.

Corporate Governance Provisions of Our By-Laws

Our By-Laws provide that special meetings of stockholders may be called at any time by the Chairman of the Board and shall be called upon the written request of the Board or of the holders of record of shares constituting a majority in amount of our capital stock issued and outstanding and entitled to vote. Our By-Laws also require stockholders requesting a special meeting of stockholders to deliver, along with the written request, background information on themselves and the proposals requested to be acted on at any such special meeting. Our By-Laws provide that the size of the Board shall be determined by resolution adopted by the Board.

Limits on Stockholder Action by Written Consent

Our Certificate of Incorporation provides that holders of our common stock may take action only by a vote taken at a meeting of stockholders held pursuant to prior notice and may not act by written consent in lieu of a meeting.

Section 203 of the Delaware General Corporation Law

We are a Delaware corporation that is subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prevents Delaware corporations, under certain circumstances, from engaging in a “Business Combination” with an “Interested Stockholder,” or an affiliate or associate of an Interested Stockholder, for three years following the date that the stockholder became an Interested Stockholder. An Interested Stockholder is a stockholder who owns 15% or more of a corporation’s outstanding voting stock.

A Business Combination includes a merger or sale of more than 10% of a corporation’s assets. However, the above provisions of Section 203 do not apply if:

•	the board of directors approves the transaction that made the stockholder an Interested Stockholder prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an Interested Stockholder, that stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of the stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the Interested Stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of a corporation’s outstanding voting stock. We have not “opted out” of the provisions of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under the Delaware General Corporation Law, liability of a director may not be limited:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; or

•	for any transaction from which the director derives an improper personal benefit.

The effect of this provision of our Certificate of Incorporation is to eliminate our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except in the situations described above. This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.

In addition, our Certificate of Incorporation provides that we will indemnify our directors, officers, employees and agents to the fullest extent permitted by law. We may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of his or her status as an officer or director.

DESCRIPTION OF DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures (the “indentures” and each, an “indenture”) between us and a trustee to be specified in an accompanying prospectus supplement. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the form of indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “we,” “us,” or “our” refer only to TransAct Technologies Incorporated and not to any of our subsidiaries, unless we expressly state or the context otherwise requires. Terms used herein that are not otherwise defined shall have the meanings given to them in the applicable indenture.

The form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part includes optional provisions (designated by brackets (“[ ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event that we issue subordinated debt securities. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for the provisions that apply to the debt securities.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series under this prospectus. We may specify a maximum aggregate principal amount for the debt securities of any series. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	the principal amount being offered and any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $2,000 or any multiple of U.S. $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	the deletion, addition or change in any event of default;

•	any subordination provisions applicable to the subordinated debt securities;

•	any deletion, addition or change in the covenants set forth in the applicable indenture governing the debt securities;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any provisions relating to guarantees of the securities and any circumstances under which there may be additional obligors;

•	any provisions granting special rights to holders when a specified event occurs;

•	any special tax provisions that apply to the debt securities;

•	with respect to any debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

•	any and all additional, eliminated or changed terms that will apply to the debt securities; and

•	any other terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be in registered form for U.S. federal income tax purposes. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates.

Certain U.S. federal income tax consequences of an investment in debt securities sold at a discount will be described in the applicable prospectus supplement.

Ranking

Our debt securities that are not designated subordinated debt securities will be effectively junior in right of payment to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our debt securities that are designated subordinated debt securities will be junior in right of payment to all of our outstanding secured indebtedness and any other Senior Indebtedness (as defined below), including any debt securities that are not designated subordinated debt securities.

Subordination

The applicable prospectus supplement may state that a series of debt securities will be subordinated debt securities, subordinated and subject in right of payment to all of our Senior Indebtedness. Unless the applicable prospectus supplement provides otherwise, the applicable indenture governing such subordinated debt securities will provide that:

•	in the event and during the continuance of a default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company continuing beyond the applicable period of grace, if any, no payment will be made by the Company with respect to the principal of, or premium, if any, or interest on such subordinated debt securities unless and until the default is cured or waived or has ceased to exist; and

•	upon any payment by or distribution of assets by the Company upon any dissolution, winding-up or liquidation of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness will be paid in full before any payment of principal (and premium, if any) or interest on the subordinated debt securities;

in each case, except for sinking fund payments with respect to securities acquired prior to the occurrence of such event and satisfaction and discharge of the applicable indenture from monies deposited with the trustee pursuant to such indenture prior to the occurrence of such event.

The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full.

Unless the applicable prospectus supplement states otherwise, “Senior Indebtedness” of the Company means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date of the applicable indenture or thereafter incurred or created:

1)       all indebtedness of the Company for borrowed money (including any indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof);

2)       all indebtedness of the Company evidenced by notes, debentures, bonds or other similar interests sold by the Company for money;

3)       all lease obligations of the Company which are capitalized on the books of the Company in accordance with generally accepted accounting principles;

4)       all indebtedness of others of the kinds described in either of the preceding clauses (1) or (2) and all lease obligations of others of the kind described in the preceding clause (3) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise; and

5)       all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (1), (2) and (4) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (3) and (4); unless, in the case of any particular indebtedness, guarantee, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities.

Exchange and Transfer

Unless otherwise indicated in a prospectus supplement, debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of the transmittal of a notice of redemption and ending at the close of business on the day of the transmittal; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the applicable indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period two years after such payment was due will be repaid to us thereafter.

The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the indentures will provide that we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of the Company), unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•	the successor entity assumes our obligations on the debt securities and under the applicable indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the applicable indenture are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

1)           we fail to pay principal of or any premium on any debt security of that series when due;

2)            we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

3)            we fail to pay any sinking fund or analogous obligation when the same becomes due by the terms of the debt securities of that series;

4)	we fail to perform or breach any other covenant in the applicable indenture and such failure or breach continues for 90 days after we are given the notice required in such indenture; and

5)            certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (4) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 30% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately. The applicable indenture may include provisions requiring any holders directing the trustee to provide an event of default to represent that they are not “net short” with respect to their holdings of derivative instruments the value of which are affected by the value of the debt securities governed by such indenture.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (4) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We and the applicable trustee may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	to evidence the succession of another person to us and the assumption by such successor of our obligations under the applicable indenture and the debt securities of any series;

•	to add to the covenants of the Company, or to surrender any rights or powers of the Company, for the benefit of the holders of debt securities of any or all series issued under such indenture;

•	to cure any ambiguity, mistake, omission or defect, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture or to conform the text of such indenture or the debt securities to this description of debt securities or the description of notes in an applicable prospectus supplement;

•	to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act, excluding the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

•	to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

•	to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

•	to provide any additional events of default;

•	to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

•	to provide for the terms and conditions of converting those debt securities that are convertible into TransAct common stock or another such similar security;

•	to secure the debt securities of any series or add collateral to secure the debt securities of any series;

•	to add guarantors in respect of the debt securities

•	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Trust Indenture Act or to comply with the rules of any applicable securities depository; and

•	to make any other change that does not adversely affect the rights of the holders of the debt securities.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the maturity of the principal of, any interest payment date or any other date upon which any premium on, or any installment of interest on, any such debt security is due and payable, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or interest payment date or such other date, as the case may be;

•	reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of such indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

•	make any change in the terms of the subordination of the debt securities in a manner adverse in any material respect to the holders of any series of outstanding debt securities; or

•	impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

Redemption

The applicable prospectus supplement will describe any terms regarding optional or mandatory redemption of debt securities. Except for any provisions in the applicable prospectus supplement regarding debt securities redeemable at the holder’s option, debt securities may be redeemed only upon notice by mail not less than 15 nor more than 60 days prior to the redemption date. Further, if less than all of the debt securities of a series are to be redeemed, the debt securities to be redeemed will be selected by the trustee by the method provided for the particular series.

Any notice of any redemption may, in the sole determination of the Company, be given prior to the completion of a transaction or event (including an equity offering, other offering, issuance of indebtedness, a change of control or other transaction or event) and any redemption notice (including the amount of debt securities redeemed and conditions precedent applicable to different amounts of debt securities redeemed) may, in the sole determination of the Company, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction or event. Any such redemption may be partial as a result of only some of the conditions being satisfied.

If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice will state that, in the sole determination of the Company, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole determination), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole determination) by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the obligations of the Company with respect to such redemption may be performed by another person.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in such indenture) as to all outstanding debt securities of a series, when:

1)	Either:

a)	all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

b)	all of the applicable series of debt securities not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount in the required currency sufficient to pay and discharge the entire indebtedness under the applicable series of debt securities not theretofore delivered to the trustee for cancellation for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit or to the stated maturity or redemption date, as the case may be;

2)	we have paid all other sums payable under the applicable indenture by us with regard to the debt securities of such series; and

3)	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the applicable indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

DESCRIPTION OF WARRANTS OR OTHER RIGHTS

The following description of the terms of the warrants or other rights sets forth certain general terms and provisions of the warrants or other rights to which any prospectus supplement may relate. We may issue warrants for the purchase of, or other rights exercisable for, TransAct common stock, TransAct preferred stock or debt securities. Warrants or other rights may be issued independently or together with TransAct common stock, TransAct preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants or other rights will be issued under a separate warrant agreement or other rights agreement, as applicable, to be entered into between us and a bank or trust company, as agent. Such agent will act solely as our agent in connection with the warrants or other rights and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants or other rights. The following summary of certain provisions of the warrants or other rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement or rights agreement that will be filed with the SEC in connection with the offering of such warrants or other rights.

Debt Warrants or Other Rights Exercisable for Debt Securities

The prospectus supplement relating to a particular issue of debt warrants or other rights will describe the terms of such debt warrants or other rights, including the following:

•	the title of such debt warrants or other rights;

•	the offering price for such debt warrants or other rights, if any;

•	the aggregate number of such debt warrants or other rights;

•	the exercise price of such debt warrants or other rights, and any provisions for changes to or adjustments in the exercise price;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants or other rights;

•	if applicable, the designation and terms of the debt securities with which such debt warrants or other rights are issued and the number of such debt warrants or other rights issued with each such debt security;

•	if applicable, the date from and after which such debt warrants or other rights and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable or to be issued upon exercise of a debt warrant or other right and, if applicable, the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants or other rights shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants or other rights that may be exercised at any one time;

•	whether the debt warrants or other rights represented by the debt warrant certificates or certificates representing such other rights, or debt securities that may be issued upon exercise of the debt warrants or other rights, will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of certain U.S. federal income tax consequences of an investment in the debt warrants or other rights;

•	the antidilution or adjustment provisions of such debt warrants or other rights, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants or other rights; and

•	any additional terms of such debt warrants or other rights, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants or other rights.

Stock Warrants

The prospectus supplement relating to any particular issue of TransAct common stock warrants or TransAct preferred stock warrants or other rights exercisable for TransAct common stock or TransAct preferred stock will describe the terms of such warrants or other rights, including the following:

•	title of such warrants or other rights;

•	the offering price for such warrants or other rights, if any;

•	the aggregate number of such warrants or other rights;

•	the exercise price of such warrants or other rights, and any provisions for changes to or adjustments in the exercise price;

•	the designation and terms of the offered securities purchasable or issuable upon exercise of such warrants or other rights;

•	if applicable, the designation and terms of the offered securities with which such warrants or other rights are issued and the number of such warrants or other rights issued with each such offered security;

•	if applicable, the date from and after which such warrants or other rights and any offered securities issued therewith will be separately transferable;

•	the number of shares of TransAct common stock or shares of TransAct preferred stock purchasable or to be issued upon exercise of a warrant or other right and, if applicable, the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants or other rights shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants or other rights that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of certain U.S. federal income tax consequences of an investment in the warrants or other rights;

•	the antidilution provisions of such warrants or other rights, if any;

•	the redemption or call provisions, if any, applicable to such warrants or other rights; and

•	any additional terms of such warrants or other rights, including terms, procedures and limitations relating to the exchange and exercise of such warrants or other rights.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to the securities. For example, we may:

•	enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

•	sell the securities short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates that, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed, if any;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other material information.

If any underwriters or agents are utilized in the sale of the securities, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them. If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities may be solicited, and sales of the securities may be made, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to those underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of the securities under this prospectus may be customers of, engage in transactions with, and perform services for us or our affiliates, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements that we may enter into with them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

All securities we may offer, other than TransAct common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Day Pitney LLP, New York, New York.

EXPERTS

The financial statements of TransAct Technologies Incorporated as of December 31, 2020 and for the year then ended have been audited by Marcum, LLP, independent registered public accounting firm, as stated in their report, which is incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 and have been so incorporated in reliance on such report given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2019 and for the year then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

TransAct files annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are made available through the “Investor Relations” tab on our Internet website, www.transact-tech.com, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. The SEC maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including TransAct.

You may request a copy of our filings with the SEC and any documents incorporated by reference in this registration statement (including any exhibits specifically incorporated by reference in such documents) at no cost by writing or telephoning us at the following address or phone number:

TransAct Technologies Incorporated
c/o Investor Relations
One Hamden Center
2319 Whitney Avenue, Suite 3B
Hamden, CT 06518
(203) 859-6800

INCORPORATION OF DOCUMENTS BY REFERENCE

This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information in any filing incorporated or deemed to be incorporated by reference herein speaks only as of the date of such filing, or, where applicable, the dates identified therein. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 12, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 13, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 11, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed on November 12, 2021;

•	our Current Reports on Form 8-K filed on May 12, 2021, May 27, 2021, July 14, 2021, July 26, 2021, August 16, 2021 and August 20, 2021 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any related exhibits);

•	the portions of the Definitive Proxy Statement on Schedule 14A for the 2021 annual meeting of stockholders filed on April 12, 2021 that are incorporated by reference in our 2020 Form 10-K;

•	the description of the TransAct common stock contained in our Registration Statement on Form 8-A filed on August 1, 1996 (the “Form 8-A”), and all amendments and reports updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 16, 2020; and

•	the portions of our Registration Statement on Form S-1, filed with the SEC on June 26, 1996, that are incorporated by reference in the description of the TransAct common stock contained in the Form 8-A.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any documents or information deemed to be “furnished” and not filed with the SEC) after the date hereof and prior to the termination of the offering of securities under this prospectus. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC (including any related exhibit) will be incorporated by reference into, or otherwise included in, this prospectus.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE HEREIN OR THEREIN. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO SELL, OR SOLICITATIONS OF OFFERS TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND NEITHER THE MAILING OF THIS PROSPECTUS NOR THE ISSUANCE OF THE SECURITIES PURSUANT TO THIS OFFERING SHALL CREATE AN IMPLICATION TO THE CONTRARY.

$50,000,000 Common Stock Preferred Stock Debt Securities Warrants or Other Rights ___________________ PROSPECTUS ___________________ , 2021

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee		$4,635.00
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Financial printing and miscellaneous expenses	$	*
Total	$	*

*	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors.

Exculpation and Indemnification

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision may not eliminate or limit the liability of a director for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends or unlawful stock repurchases or redemptions, or for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of the Company limits the personal liability of a director to the Company and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

In addition, Section 145 of the DGCL permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or firm, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors, officers, employees or agents against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite the adjudication of liability. The certificate of incorporation of the Company provides for indemnification of directors and officers (as well as incorporators, employees, and agents of the Company, and any person serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan)) for any liability incurred in their official capacity to the fullest extent permissible under the DGCL.

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Insurance

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits

(a)

Exhibits

The following is a list of exhibits filed, furnished or incorporated by reference as a part of this registration statement.

Exhibit No.	Description of Exhibits

1.1*	Form of underwriting agreement for debt securities.

1.2*	Form of underwriting agreement for equity securities.

4.1(a)	Certificate of Incorporation of TransAct Technologies Incorporated (conformed copy) (incorporated by reference to Exhibit 3(i) of the Company’s Quarterly Report on Form 10-Q (SEC File No. 000-21121) filed with the SEC on August 9, 2019).

4.1(b)	Certificate of Designation, Series A Preferred Stock, filed with the Secretary of State of Delaware on December 2, 1997 (incorporated by reference to Exhibit C of the Company’s Current Report on Form 8-K (SEC File No. 000-21121) filed with the SEC on February 18, 1999).

4.1(c)	Certificate of Designation, Series B Preferred Stock, filed with the Secretary of State of Delaware on April 6, 2000 (incorporated by reference to Exhibit 3.1(c) of the Company’s Quarterly Report on Form 10-Q (SEC File No. 000-21121) filed with the SEC on May 8, 2000).

4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (SEC File No. 000-21121) filed with the SEC on August 2, 2019).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1/A (No. 333-06895) filed with the SEC on August 1, 1996).

4.4**	Form of indenture, to be entered into between TransAct Technologies Incorporated and the trustee designated therein.

4.5*	Form of warrant agreement with respect to each warrant issued hereunder.

4.6*	Form of certificate of designation with respect to preferred stock issued hereunder.

4.7*	Form of specimen stock certificate with respect to preferred stock issued hereunder.

5.1**	Opinion of Day Pitney LLP

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Exhibit No.	Description of Exhibits

23.1**	Consent of Marcum LLP.

23.2**	Consent of PricewaterhouseCoopers LLP.

23.3**	Consent of Day Pitney LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (see signature page to this Registration Statement on Form S-3).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of designated trustee under the indenture.

____________________________

*	If applicable, to be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act, and incorporated herein by reference.

**	Filed herewith.

Item 17. Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)       to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

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(4)       that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(i)(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)       that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)       that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)       that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue; and

(8)       to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hamden, State of Connecticut, on this 12th day of November, 2021.

TRANSACT TECHNOLOGIES INCORPORATED
(Registrant)

By:	/s/ Steven A. DeMartino
Name:	Steven A. DeMartino
Title:	President, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bart C. Shuldman and Steven A. DeMartino, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 to be filed by TransAct Technologies Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Bart C. Shuldman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 12, 2021
Bart C. Shuldman
/s/ Steven A. DeMartino	President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	November 12, 2021
Steven A. DeMartino
/s/ David B. Peters	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 12, 2021
David B. Peters
/s/ John M. Dillon	Director	November 12, 2021
John M. Dillon

/s/ Randall S. Friedman	Director	November 12, 2021
Randall S. Friedman

/s/ Emanuel P. N. Hilario	Director	November 12, 2021
Emanuel P. N. Hilario

/s Haydee Olinger	Director	November 12, 2021
Haydee Olinger